Exhibit 99.1

KANA ASSETS AND LIABILITIES TO BE ACQUIRED BY ACCEL-KKR

Menlo Park, Calif. – October 27, 2009 –– KANA Software, Inc. (OTCBB: KANA.OB), a world leader in innovative customer service solutions, today announced that it has entered into a definitive agreement with an affiliate of Accel-KKR, a technology-focused private equity firm, which will buy substantially all of KANA’s assets and liabilities for a cash purchase price to KANA of approximately $48.9 million (which represents an enterprise value of $50.1 million), subject to adjustment based on closing net working capital, net indebtedness, transaction expenses and other adjustments described below. The transaction is subject to specified closing conditions. After the transaction is completed, KANA’s current operating business, which includes software, services and licensing, will operate as a privately-held company under its current KANA brand. At that time, the OTC Bulletin Board-listed entity will be renamed and will continue to be publicly traded under a new trading symbol with the net cash proceeds from the transaction and more than $400 million of net operating loss (NOLs) carry-forwards.

The Board of Directors of KANA has unanimously approved the asset purchase agreement and has recommended to the company’s stockholders that they adopt and approve the agreement. In connection with the execution of the asset purchase agreement, KANA Directors, officers and major shareholders have signed voting agreements with Accel-KKR to vote approximately 22 percent of the company’s outstanding shares in favor of the transaction.

“This is a transaction that brings optimal value to our shareholders, our customers and our company,” said Michael S. Fields, KANA’s Chief Executive Officer. “We intend to focus on completing this transaction promptly.”

The KANA Board of Directors issued the following statement: “With the assistance of the company’s financial advisor, Pagemill Partners, the company conducted a thorough process and received this proposal from Accel-KKR. After extensive negotiations, careful due diligence and in-depth consultation with our financial advisors, the Board has unanimously concluded that this transaction is in the best interests of our stockholders.”

The renamed publicly traded company’s strategic plan will be to enhance stockholder value by pursuing opportunities to acquire one or more profitable businesses. The publicly traded company will not compete with the privately held KANA. The public company believes that the current economic and business environment, though challenging, should nevertheless allow it to secure a business platform that provides growth opportunities and can also utilize the NOLs.

In the event that the renamed public company has not invested at least half of the proceeds of the asset sale within six months of closing the asset sale, the company anticipates soliciting the vote of stockholders on a proposal to continue seeking acquisition candidates; and if this proposal is not approved by stockholders, the company intends to return at least half of its cash to stockholders at that time, through a dividend, issuer tender offer or other distribution. The company’s stockholder rights plan, which is triggered if a stockholder acquires more than 4.9 percent of the company’s outstanding stock, will remain in effect to protect the company’s ability to utilize its NOLs.

“KANA is pleased that a world-class investor like Accel-KKR has such confidence in the software business of this company,” continued Mr. Fields. “We believe strongly that Accel-KKR’s financial strength and deep domain expertise will be critical to enabling the privately held KANA to extend its current technology leadership to global market leadership in our sector.”

Jason Klein, Managing Director at Accel-KKR said, “Accel-KKR is excited about partnering with KANA’s management and employees to help the company expand its existing position in the global multi-channel customer service market. We look forward to investing in KANA and helping the company better serve its customers in industries as diverse as retail, technology, telecommunications, health care, insurance, financial services and the public sector.”

The proposed transaction is expected to close within 90 days and is subject to agreed-upon closing conditions, including the absence of any material adverse change in the company’s business or results of operations prior to closing and the receipt of certain consents from third parties. Further, the transaction is subject to the approval of the asset purchase agreement by holders of a majority of the outstanding shares of the company’s common stock. The purchase price to be paid by Accel-KKR is subject to adjustments based on the company’s net working capital at closing, its indebtedness (net of its cash), and transaction expenses, and based on other matters. KANA anticipates that, following adjustments that are currently expected, the renamed public company will have cash at closing of between $40 million and $44 million. However, the actual amount could be less, depending on the company’s cash, debt and net working capital at closing, and final transaction expenses. Certain proceeds may be held in escrow following closing, pending resolution of certain specified contingencies.

Pagemill Partners served as financial advisor to the Board and rendered an opinion as to the fairness, from a financial point of view, to the company’s stockholders. Fenwick & West LLP is serving as legal counsel to the company. Accel-KKR is advised by Kirkland & Ellis LLP.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, KANA intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF KANA ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY KANA WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by KANA with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of KANA may obtain free copies of the documents filed with the SEC by contacting KANA. Requests may be made by contacting KANA’s Investor Relations at (650) 614-8160 or InvestorRelations@KANA.com. You may also read and copy any reports, statements and other information filed by KANA with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

KANA and its executive officers and directors may be deemed to be participants in the solicitation of proxies from KANA stockholders in favor of the proposed transaction. Certain executive officers and directors of KANA have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of stock options, benefits conferred under severance arrangements, and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20 percent. KANA’s award-winning solutions have been proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information, visit www.KANA.com.

About Accel-KKR

Accel-KKR is a technology-focused private equity firm with over $1 billion in assets under management. The firm invests primarily in software and IT-enabled businesses well positioned for top-line and bottom-line growth. At the core of Accel-KKR’s investment strategy is a commitment to developing strong partnerships with the management teams of its portfolio companies and a focus on building value through the significant resources available through the Accel-KKR network. Accel-KKR has a particular focus on going-private transactions, divisional buyouts of larger companies and buyouts and recapitalizations of family-owned or closely-held private companies. For more information, please visit www.accel-kkr.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which will likely change and we assume no obligation to update any such forward-looking statement. These statements include statements about anticipated revenue growth, profitability, market leadership, demand for KANA’s software, and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on multi-channel customer service and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Investors

KANA Software

650-614-8160 (Investors)

InvestorRelations@KANA.com

Press/Media

New Venture Communications for KANA

Ted Rossman, 914-432-7083

trossman@newventurecom.com

Lauren Dresnick, 650-343-2735

ldresnick@newventurecom.com

Kekst and Company for Accel-KKR

Joe Kuo, 212-521-4863

joe-kuo@kekst.com